SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                               November 25, 1996
                                (Date of Report)


                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)




Item 5.  Other Events.
-------  ------------


The Corporation has received indications of interest with respect to its Martell, California operations (consisting of a sawmill with a capacity of 137 million board feet per year, a particleboard plant with a capacity of 140 million square feet per year and approximately 128,000 acres of timberland). The Corporation is engaged in preliminary negotiations with several potential purchasers. The Corporation will make a public announcement when and if a definitive agreement for the sale of the Martell operations is reached.






                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  November 25, 1996.


                                  GEORGIA-PACIFIC CORPORATION



                                  By /s/ James F. Kelley
                                     ---------------------------

                                    James F. Kelley
                                    Senior Vice President - Law